Exhibit 5.1

October 25, 2016

B. Riley Financial, Inc.

21255 Burbank Blvd, Suite 400

Woodland Hills, California 91367

Re: Registration Statement for Additional Shares Filed Under Rule 462(b)

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “462(b) Registration Statement”), filed by B. Riley Financial, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of up to an aggregate of $1,749,310 of the Company’s senior and subordinated debt securities (the “Additional Debt Securities”).

The 462(b) Registration Statement was filed in connection with, and incorporates by reference the information contained in, the Company’s registration statement on Form S-3 (Registration No. 333-203534), initially filed with the Securities and Exchange Commission (the “Commission”) on April 20, 2015, as amended by Amendment No. 1 filed with the Commission on May 22, 2015, and declared effective by the Commission on July 2, 2015 (the “Initial Registration Statement” and together with the 462(b) Registration Statement, the “Registration Statements”), including the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”).

After the 462(b) Registration Statement becomes effective, the Additional Debt Securities are to be offered and sold from time to time as set forth in the Registration Statements, the Prospectus contained therein and the Prospectus Supplements. The Additional Debt Securities are to be issued pursuant to a senior debt securities indenture (the “Indenture”), in substantially the form to be filed under a Current Report on Form 8-K, between the Company and a trustee (the “Trustee”) to be named in a Prospectus Supplement to the Initial Registration Statement. The Additional Debt Securities are to be sold pursuant to an underwriting agreement in substantially the form to be filed under a Current Report on Form 8-K. The Additional Debt Securities are to be issued in the form set forth in the Indenture. The Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Additional Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Additional Debt Securities.

October 25, 2016
Page Two

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the 462(b)Registration Statement will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Additional Debt Securities offered thereby; (vi) that all Additional Debt Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statements and the applicable Prospectus Supplement; (vii) that the Indenture and a definitive underwriting agreement with respect to any Additional Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and that each party thereto has the corporate or other power to execute, deliver and perform each such document and that each document is the valid and binding obligation of such party (other than the Company in the case of the Additional Debt Securities) enforceable against such party in accordance with its terms; and (viii) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that, with respect to Additional Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture, and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Additional Debt Securities, the terms of the offering thereof and related matters; and (f) such Additional Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the definitive underwriting agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Additional Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

October 25, 2016
Page Three

Our opinion that any document is legal, valid, binding and enforceable is qualified as to:

(a)        limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(b)        rights to indemnification and contribution, which may be limited by applicable law or equitable principles;

(c)        general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d)       our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities;

(e)       the effect of judicial decisions which may permit the introduction of extrinsic evidence to supplement the terms of the Indenture and the Additional Debt Securities or to aid in the interpretation thereof; and

(f)       whether New York Gen. Oblig. Law §5 1401 operates to preclude consideration of a public policy of any jurisdiction other than the State of New York having a substantial relationship to the transactions contemplated by the Additional Debt Securities in determining the enforceability of the choice of law provisions contained in the Additional Debt Securities as it relates to any particular provision of the Additional Debt Securities, or as to the effect of such consideration on the opinion expressed herein.

Further, we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Indenture and the Additional Debt Securities with any law, regulation or order applicable to it, (ii) the legal or regulatory status or the nature of the business of any such party, (iii) provisions of the Additional Debt Securities under which the Company submit to the jurisdiction of one or more New York courts or federal courts located in the State of New York are subject to the application of the doctrine of forum non conveniens or a similar statutory principle or as to the subject matter jurisdiction of the federal courts located in the State of New York to adjudicate any dispute under the Additional Debt Securities, (iv) provisions of the Additional Debt Securities which purport to establish evidentiary standards or to make determinations conclusive or powers absolute, (v) provisions of the Additional Debt Securities which purport to prohibit or restrict a transfer of rights under the Additional Debt Securities, (vi) provisions of the Additional Debt Securities which purport to establish evidentiary standards or to make determinations conclusive or powers absolute, (vii) provisions of the Additional Debt Securities providing for rights of setoff, or (viii) provisions of the Additional Debt Securities imposing or which are construed as effectively imposing a penalty.

October 25, 2016
Page Four

Attorneys at our Firm are admitted to the practice of law in the States of New York and California, and we express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America and, as to the enforceability of the Additional Debt Securities, the State of New York, which are in effect on the date hereof. Our opinion above as to the valid, binding nature and enforceability of the Additional Debt Securities is expressed only under New York law.

This opinion is for your benefit only in connection with the Registration Statements and may be relied upon only by you and other persons entitled to rely on it purposes to applicable provisions of federal securities laws.

We hereby consent to the filing with the Commission of this opinion as an exhibit to the 462(b) Registration Statement and to the use of our name wherever it appears in the Registration Statements, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statements, including this opinion as an exhibit.

Sincerely,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP